                                                                      EXHIBIT 11

                                PANAVISION INC.

                       COMPUTATION OF EARNINGS PER SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                        THIRD QUARTER ENDED    NINE MONTHS ENDED
                                                                           SEPTEMBER 30,         SEPTEMBER 30,
                                                                        --------------------  --------------------
                                                                          1997       1996       1997       1996
                                                                        ---------  ---------  ---------  ---------
Weighted average shares outstanding...................................     18,155     13,706     18,155     13,706

Shares and options considered outstanding for all periods under SAB
  55, using the treasury stock method.................................      1,219      1,571      1,193      1,571
                                                                        ---------  ---------  ---------  ---------
  Total...............................................................     19,374     15,277     19,348     15,277
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Net income............................................................  $   7,577  $   5,671  $  13,961  $   8,098
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Net income per common share...........................................  $     .39  $     .37  $     .72  $     .53
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
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Note: Primary and fully diluted net income per share are the same.